Exhibit 99.1

GSI Group Announces Agreement in Principle with Certain Senior Noteholders as to Modifications of the Terms of its Chapter 11 Reorganization Plan

Bedford, MA, March 12, 2010—GSI Group Inc. (Pink Sheets: GSIGQ.PK, the “Company”) today announced that it has reached an agreement in principle as to modifications of the Plan Support Agreement that the Company entered into on November 19, 2009 (“Plan Support Agreement”), and of certain terms of the Company’s (and certain of its subsidiaries’) Joint Plan of Reorganization, as filed with the U.S. Bankruptcy Court in Wilmington, Delaware on November 20, 2009 and modified on January 8, 2010 (the “Plan”). The agreement in principle was reached with the beneficial owners holding more than 88% of the outstanding aggregate principal amount of the Company’s 11% Senior Notes due 2013 and representing more than 70% of all noteholders.

Most significantly, the Plan would be modified to increase the recovery of existing equity holders from 18.6% of the Company’s post-consummation outstanding shares to 41.1%, which would be issued in common shares. In addition, existing equity holders would receive one series of three-year warrants for a number of common shares equal to 10% of 110% of the Company’s post-consummation outstanding shares, with a strike price of $2.50, rather than two series of warrants each for 10% of 110% of the Company’s post-consummation outstanding shares, with a strike price of $1.10 and $2.00 respectively. Additionally, pursuant to the modified Plan, the aforementioned noteholders have agreed to reduce the treatment of their claims under the Senior Notes from a right to receive 74.3% of the Company’s post-consummation outstanding shares in common shares to a right to receive new convertible preferred stock of the Company (“Preferred Shares”), which, on an as-converted basis, would represent approximately 53.8% of the Company’s post-consummation outstanding shares. The Preferred Shares would have a 1x liquidation preference and be mandatorily redeemable after 8 years for cash or, if certain circumstances are met, common shares. The Preferred Shares would be voted on an as converted basis together with the common shares. In addition, pursuant to the modified Plan, the noteholders would receive new secured notes in the amount of approximately $110,000,000, increased from $95,000,000. Under a modified Plan Support Agreement, the noteholders would agree to support the modifications to the Plan as summarized above. Lastly, the recovery for the Company’s wholly owned subsidiary, GSI Group Limited on account of its unsecured note, would be reduced from a right to receive 7.1% of the Company’s post-consummation outstanding shares in common shares to a right to receive Preferred Shares, which, on an as-converted basis, would represent approximately 5.1% of the Company’s post-consummation outstanding shares. GSI Limited would otherwise share ratably in the distributions to the noteholders.

Commenting on the modified agreement with the noteholders, Dr. Sergio Edelstein, Chief Executive Officer of the Company, stated “We are very pleased to have reached an agreement with the noteholders which would provide the Company’s existing shareholders with an increased recovery to reflect what the Company believes are improvements to market conditions. At the same time, we continue to believe that this agreement will allow the Company to substantially reduce its debt and put us in a stronger, financially healthier position for the future. The Company remains operationally strong with ample cash on hand to meet its operational needs and we hope that the proposed modifications will entice all stakeholders to support the Plan as modified and work with the Company towards plan confirmation and emergence.”

Safe Harbor and Forward Looking Information

Certain statements in this release are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995 and are based on current expectations and assumptions that are subject to risks and uncertainties. All statements contained in this news release that do not relate to matters of historical fact should be considered forward-looking statements, and are generally identified by words such as “expect,” “intend,” “anticipate,” “estimate,” “plan,” and other similar expressions. These forward-looking statements include, but are not limited to, statements related to: the agreement in principle with the noteholders and the proposed modifications to the Plan; the ability of the Company to successfully emerge from the Chapter 11 bankruptcy proceedings; whether the U.S. Bankruptcy Court will approve the restructuring plan; the Company’s ability to substantially reduce its outstanding indebtedness and interest burden; the effects of the reorganization on existing debt holders and shareholders, including anticipated dilution and ownership post-reorganization; the Company’s ability to improve its liquidity and the impact of the reorganization on the Company’s general liquidity; the relative financial health of the Company; the Company’s ability to grow in the future and generate meaningful shareholder value; the Company’s industry position and its ability to operate successfully as markets recover; and other statements that are not historical facts. These forward looking statements contain estimates and involve a number of risks, uncertainties, assumptions and other factors that could affect future results and cause actual results and events to differ materially from historical and expected results and those expressed or implied in the forward looking statements, including, but not limited to, the following: the ability of the Company to reach agreement on definitive documentation and successfully complete the transactions contemplated by the agreement in principle; the outcome of the Company’s Chapter 11 bankruptcy proceedings, including whether or not the proposed plan is ultimately approved by the U.S. Bankruptcy Court and the final terms thereof; the potential adverse impact of the Chapter 11 bankruptcy proceedings on the Company’s business, financial condition or results of operations; the occurrence of any event, change or other circumstance that could give rise to the termination of the plan support agreement that the Company has entered into with certain of its noteholders, the highly unpredictable nature of the semiconductor and electronics materials processing industry; deteriorating market conditions; the effect of the current financial and economic crises on credit markets, financial institutions, customers, suppliers and consumers; the Company’s ability to manage its significant indebtedness in light of current economic and business conditions; the results of the proposed restructuring including the issuance of a substantial amount of equity securities in exchange for a portion of the Company’s current indebtedness and the dilutive impact of such issuance, and the incurrence of additional material obligations as part of any such restructuring; the Company’s ability to reduce operating expenses and achieve anticipated cost reductions and savings; the Company’s ability to grow and increase profitability; future liquidity and valuation of auction rate securities; changes in accounting standards; failures of the Company to properly identify the timing of when revenue should be recognized; the Company’s ability to quickly increase manufacturing capacity and promptly respond to fluctuating product demands; the Company’s need to invest in research and development; the Company’s ability to develop and deliver new competitive technology and enhancements and customer acceptance thereof; failure to identify and manage weaknesses in internal controls; the effects of competition; risks related to consolidation of operations and the integration of operations and employees of acquired businesses, including Excel; the Company’s inability to recognize synergies of acquired businesses, including Excel; the completion and outcome of the Company’s financial restatements and review of financial results; the Company’s ability to complete and file its delayed periodic reports with the SEC on a timely basis; the Company’s ability to regain listing of the Company’s shares on Nasdaq; and the risks of existing and future litigation and governmental or other regulatory inquiry or proceedings arising out of or related to the Company’s revenue recognition practices. Other important risk factors that could affect the outcome of the events set forth in these statements and that could affect the Company’s operating results and financial condition are discussed in the Company’s Annual Report on Form 10-K for the year ended December 31, 2007 and in the Company’s subsequent filings with the SEC made prior to or after the date hereof. Such statements are based on the Company’s management’s beliefs and assumptions and on information currently available to the Company’s management. The Company disclaims any obligation to update any forward-looking statements as a result of developments occurring after the date of this document. The information included in this press release is not intended as and should not be viewed as a substitute for full financial statements.

For more information contact:

GSI Group Inc. Investor Relations

Telephone: 781-266-5137

Email: InvestorRelations@gsig.com